Exhibit 10.3

Packaging Corporation of America

1999 Long-Term Equity Incentive Plan

Form of Restricted Stock Award Agreement

By this agreement, Packaging Corporation of America grants to [NAME] the following restricted shares of the Company’s common stock, $.01 par value, subject to the terms and conditions set forth below, in the attached Plan Prospectus, and in the PCA 1999 Long-Term Equity Incentive Plan, as may from time to time be amended and/or restated, all of which are an integral part of this Agreement. A copy of the 1999 Long-Term Equity Incentive Plan may be obtained from the Company upon request.

Grant Date
Number of Restricted Shares Awarded

Fair Market Value at Grant

Restriction expires.

Certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefore. During the period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as otherwise provided by the Board of Directors:

(1)          immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer, or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or Disability, during any period of restriction, all restrictions on the shares granted to the participant shall lapse;

(2)          at such time as a participant ceases to be, or in the event a participant does not become, a director, officer, or employee of, or otherwise perform services for, the Company or its Subsidiaries for any other reason, all shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

Please indicate your acceptance of this Agreement by signing in the space provided below and returning this page to Halane Young, Director of Compensation & HRIS, located in Lake Forest.

Packaging Corporation of America

By:
Accepted and Agreed:

Paul T. Stecko
Chairman of the Board and CEO
Date